Exhibit 23.2

Assentsure PAC UEN – 201816648N 180B Bencoolen Street #03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Amendment No. 3 to Form F-3 of our report dated May 2, 2025, relating to the consolidated financial statements of AirNet Technology Inc., appearing in its Annual Report on Form 20-K for the year ended December 31, 2024.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ Assentsure PAC

Singapore

September 11, 2025